AMENDMENT TO
AMENDED AND RESTATED FEE WAIVER AGREEMENT

This amendment (“Amendment”) to the Amended and Restated Fee Waiver Agreement (the “Agreement”) dated as of December 5, 2024, by and between Aristotle Funds Series Trust (the “Trust”) and Aristotle Investment Services, LLC (together, the “Parties”) is effective as of the date hereof.

WHEREAS, the Parties desire to amend Schedule A of the Agreement to reflect the reduction of the Expense Limit with respect to Aristotle Core Plus Income ETF, Aristotle Multi-Sector Income ETF and Aristotle Short Term Income ETF; and

WHEREAS, Section 1 of the Agreement contemplates that Schedule A to the Agreement may be amended from time to time.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ARISTOTLE FUNDS SERIES TRUST,
on behalf of each of its series listed on Schedule A

By:_/s/Joshua Schwab__________
Name: Joshua Schwab
Title: Vice President & Treasurer
Date: July 16, 2026

ARISTOTLE INVESTMENT SERVICES, LLC

By:_/s/ Richard Schweitzer
Name: Richard Schweitzer
Title: Authorized Officer
Date: July 16, 2026

SCHEDULE A
To the
Amended and Restated Fee Waiver Agreement
(dated July 16, 2026)

Fund	Class	Expense Limit (based on percentage of the average daily net assets)	Date of Termination	Recoupment Eligibility and Revised Expense Exclusions Date*
Aristotle Ultra Short Income Fund	Class A	0.57%	July 31, 2028	August 1, 2025
	Class I	0.32%	July 31, 2028	August 1, 2025
	Class I-2	0.32%	July 31, 2028	August 1, 2025
	Class H	0.32%	July 31, 2028	N/A
Aristotle Short Duration Income Fund	Class A	0.75%	July 31, 2028	August 1, 2025
	Class C	1.50%	July 31, 2028	August 1, 2025
	Class I	0.39%	July 31, 2028	August 1, 2025
	Class I-2	0.49%	July 31, 2028	August 1, 2025
	Class H	0.40%	July 31, 2028	N/A
Aristotle Core Income Fund	Class A	0.85%	July 31, 2028	August 1, 2025
	Class C	1.60%	July 31, 2028	August 1, 2025
	Class I	0.45%	July 31, 2028	August 1, 2025
	Class I-2	0.55%	July 31, 2028	August 1, 2025
	Class H	0.46%	July 31, 2028	N/A
Aristotle Core Bond Fund	Class I	0.44%	July 31, 2028	August 1, 2025
	Class I-2	0.48%	July 31, 2028	August 1, 2025
	Class H	0.48%	July 31, 2028	N/A
Aristotle Strategic Income Fund	Class A	0.94%	July 31, 2028	August 1, 2025
	Class C	1.69%	July 31, 2028	August 1, 2025
	Class I	0.59%	July 31, 2028	August 1, 2025
	Class I-2	0.69%	July 31, 2028	August 1, 2025
	Class H	0.60%	July 31, 2028	N/A
Aristotle Floating Rate Income Fund	Class A	1.02%	July 31, 2028	August 1, 2025
	Class C	1.77%	July 31, 2028	August 1, 2025
	Class I	0.72%	July 31, 2028	August 1, 2025
	Class I-2	0.77%	July 31, 2028	August 1, 2025
Aristotle High Yield Bond Fund	Class A	0.95%	July 31, 2028	August 1, 2025
	Class C	1.70%	July 31, 2028	August 1, 2025
	Class I	0.55%	July 31, 2028	August 1, 2025
	Class I-2	0.65%	July 31, 2028	August 1, 2025
Aristotle Core Plus Income ETF	N/A	0.45%	July 31, 2029	N/A

Aristotle Multi-Sector Income ETF	N/A	0.59%	July 31, 2029	N/A
Aristotle Short Term Income ETF	N/A	0.39%	July 31, 2029	N/A
Aristotle Small/Mid Cap Equity Fund	Class A	1.20%	July 31, 2028	August 1, 2025
	Class C	1.95%	July 31, 2028	August 1, 2025
	Class I	0.85%	July 31, 2028	August 1, 2025
	Class I-2	0.95%	July 31, 2028	August 1, 2025
Aristotle Small Cap Equity Fund	Class A	1.20%	July 31, 2028	August 1, 2025
	Class C	1.95%	July 31, 2028	August 1, 2025
	Class I	0.90%	July 31, 2028	August 1, 2025
	Class I-2	0.90%	July 31, 2028	August 1, 2025
	Class R6	0.85%	July 31, 2028	August 1, 2025
Aristotle Multi-Asset Income Fund*	Class A	1.22%	July 31, 2028	August 1, 2025
	Class C	1.97%	July 31, 2028	August 1, 2025
	Class I-2	0.97%	July 31, 2028	August 1, 2025
Aristotle Multi-Asset Balanced Income Fund*	Class A	1.22%	July 31, 2028	August 1, 2025
	Class C	1.97%	July 31, 2028	August 1, 2025
	Class I-2	0.97%	July 31, 2028	August 1, 2025
Aristotle Multi-Asset Balanced Fund*	Class A	1.23%	July 31, 2028	August 1, 2025
	Class C	1.98%	July 31, 2028	August 1, 2025
	Class I-2	0.98%	July 31, 2028	August 1, 2025
Aristotle Multi-Asset Growth and Income Fund*	Class A	1.25%	July 31, 2028	August 1, 2025
	Class C	2.00%	July 31, 2028	August 1, 2025
	Class I-2	1.00%	July 31, 2028	August 1, 2025
Aristotle Multi-Asset Growth Fund*	Class A	1.26%	July 31, 2028	August 1, 2025
	Class C	2.01%	July 31, 2028	August 1, 2025
	Class I-2	1.01%	July 31, 2028	August 1, 2025
Aristotle Growth Equity Fund	Class I	0.70%	July 31, 2028	August 1, 2025
Aristotle International Equity Fund	Class I	0.78%	July 31, 2028	August 1, 2025
	Class I-2	0.78%	July 31, 2028	August 1, 2025
Aristotle Value Equity Fund	Class I	0.69%	July 31, 2028	August 1, 2025
	Class I-2	0.69%	July 31, 2028	August 1, 2025
	Class R6	0.61%	July 31, 2028	August 1, 2025
Aristotle/Saul Global Equity Fund	Class I-2	0.78%	July 31, 2028	August 1, 2025
Aristotle Core Equity Fund	Class I	0.65%	July 31, 2028	August 1, 2025
	Class I-2	0.65%	July 31, 2028	August 1, 2025
* Name changes effective July 29, 2026
Fees waived pursuant to this Agreement prior to the Recoupment Eligibility and Revised Expense Exclusions Date indicated in this Schedule A may never be recouped. With respect to each applicable share class of each Fund in this Schedule A, the Expense Limit described in Section 2.a shall apply until the date indicated in this Schedule A; following such date, the Expense Limit described in Section 2.b. shall apply.